UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2025

Four Leaf Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41646	88-1178935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real B10 #715,

Los Altos, California 94022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 720-5626

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable warrant	FORLU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FORL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FORLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2025, the Company convened the Special Meeting. As of the close of business on May 13, 2025, the record date for the Special Meeting, there was an aggregate of 4,078,153 shares of the Company’s common stock outstanding (consisting of 2,722,903 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Public Shares”) and 1,355,250 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Public Shares, the “Common Stock”), each of which was entitled to one vote with respect to the proposals presented at the Special Meeting.

A total of 3,228,620 shares of Common Stock, representing approximately 79.17% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on June 13, 2025.

A summary of the proposals presented to and considered by the stockholders of the Company and the voting results at the Special Meeting is set forth below:

Proposal No. 1 – The Extension Amendment Proposal

A proposal to approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate”) in order to provide the Company’s Board of Directors (the “Board”) with the right to extend (the “Extension”) the date by which the Company has to consummate an initial business combination (the “Combination Period”) up to an additional 12 times for one month each time, from June 22, 2025 (the “Current Termination Date”) until June 22, 2026 (the “Amended Termination Date”) or such earlier date as may be determined by the Board in its sole discretion (the “Extension Amendment Proposal”).

Voting Results for Proposal No. 1:

FOR	AGAISNT	ABSTAIN
2,920,598	308,022	0

Proposal No. 2 – The Trust Amendment Proposal

A proposal to amend the Company’s investment management trust agreement, dated March 16, 2023 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), to allow the Company to extend the Combination Period up to an additional 12 times for one month each time from the Current Termination Date until the Amended Termination Date, by depositing $75,000 into the trust account (the “Trust Account”) maintained by Continental under the Trust Agreement for each one month extension.

Voting Results for Proposal No. 2:

FOR	AGAISNT	ABSTAIN
2,920,598	308,022	0

Proposal No. 3 – The Adjournment Proposal

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes for, or otherwise in connection with, the approval of either of the foregoing proposals.

Voting Results for Proposal No. 3:

FOR	AGAISNT	ABSTAIN
2,920,598	308,022	0

Redemptions

Stockholders holding 1,708,386 Public Shares, representing approximately 62.7% of the Public Shares outstanding, exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Four Leaf Acquisition Corporation

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

Dated: July 3, 2025

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